Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated April 15, 2025, with respect to the financial statements of Air Industries Group included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Saddle Brook, New Jersey

October 21, 2026

Marcum LLP / Park 80 West, Plaza One / 250 Pehle Avenue, Suite 601 / Saddle Brook, NJ 07663 / Phone 201.905.0400

marcumllp.com